BIG DIAMOND NUMBER 1, LLC
a Texas limited liability company

Limited Liability Company Agreement
Date: April 29, 2013
This Limited Liability Company Agreement (the “Agreement”) of BIG DIAMOND NUMBER 1, LLC, a Texas limited liability company, is adopted effective as of 12:15 p.m. Eastern Standard Time on the date set forth above by the undersigned, being the sole Member of the Company.
ARTICLE ONE
DEFINED TERMS
The capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.
Agreement. This Agreement as originally executed and as subsequently amended from time to time.
Bankruptcy. Bankruptcy under the federal Bankruptcy Code or insolvency under any state insolvency act.
Business Day. Any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. §6103(a), as may be amended from time to time.
Certificate of Formation. The Certificate of Formation of the Company described in Section 2.1 of this Agreement, as may be amended from time to time.
Company. Big Diamond Number 1, LLC, as such limited liability company may from time to time be constituted.
Company Property or Properties. All interests, properties and rights of any type owned by the Company, whether owned by the Company at the date of its formation or thereafter acquired.
Interest. The ownership interest of a Member in the Company, including the right of a Member to receive the revenues, income and loss of the Company and all management rights, voting rights or rights to consent.
Majority-in-Interest of the Members. Members holding more than 50% of the total Interests.
Managers. At any time, the Person or Persons who are then managing the business of the Company in accordance with Article Seven of this Agreement.
Members. At any time, the Person or Persons who then own Interests.
Officers. At any time, the Person or Persons who are elected as Officers of the Company in accordance with this Agreement.
Person. Any natural person, limited liability company, general partnership, limited partnership, corporation, joint venture, trust, or association.
Texas Act. The Texas Business Organizations Code, including the Texas Limited Liability Company Law (Tex. Bus. Org. Code Section 1.001, et. seq.), as it may be amended from time to time, and any successor to such Texas Act.
ARTICLE TWO
ORGANIZATION
Section 2.1 Certificate of Formation. The Certificate of Formation for the Company was filed with the Secretary of State of Texas on April 29, 2013.
Section 2.2 Qualification in Other Jurisdictions. The Managers shall have authority to cause the Company to do business in jurisdictions other than the State of Texas only if the Managers have qualified the Company to do business as a foreign limited liability company in such jurisdiction.
Section 2.3 Term. Pursuant to the Texas Act, the existence of the Company began upon the effective date of the Certificate of Formation. The Company shall exist perpetually unless sooner terminated in accordance with this Agreement.

Section 2.4 Member. The undersigned is the sole Member of the Company as of the date this Agreement is adopted.
Section 2.5 Admission of Additional Members. Any Person may become, subject to the terms of this Agreement, an additional member in the Company by the sale by the Company of a new membership Interest for such consideration as the holders of all the outstanding Interests shall determine.
Section 2.7 Merger. The Company may merge with or into another limited liability company or other entity, or enter into an agreement to do so, subject to the requirements of the Texas Act and Section 7.2 of this Agreement.
ARTICLE THREE
NAME; REGISTERED OFFICE AND AGENT
Section 3.1 Name. The name of the Company is: Big Diamond Number 1, LLC
Section 3.2 Assumed Names. The Managers may cause the Company to do business under one or more assumed names. In connection with the use of any such assumed names, the Managers shall cause the Company to comply with the requirements of applicable law.
Section 3.3 Registered Offices and Agent. The registered office of the Company required by the Texas Act to be maintained in the State of Texas shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managers may designate from time to time in the manner provided by law.
ARTICLE FOUR
PURPOSE
The purpose of the Company is to engage in any lawful business for which a limited liability company may be formed and to engage in any other business or activity that may be incidental, proper, advisable or convenient to accomplish the foregoing purpose (including, without limitation, obtaining financing therefor) and that it is not forbidden by the law of the jurisdiction in which the Company engages in that business.
ARTICLE FIVE
OWNERSHIP OF COMPANY PROPERTY
Company Property shall be deemed to be owned by the Company as an entity, and no Member shall have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Managers may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.
ARTICLE SIX
FISCAL MATTERS; BOOKS AND RECORDS
Section 6.1 Bank Accounts; Investments. Contributions to the Company's capital, revenues and any other Company funds shall be deposited by the Managers in a bank account established in the name of the Company, or shall be invested by the Managers in furtherance of the purpose of the Company. No other funds shall be deposited into Company bank accounts or commingled with Company investments. Funds deposited in the Company's bank accounts may be withdrawn only to be invested in furtherance of the Company purpose, to pay Company debts or obligations or to be distributed to the Members pursuant to this Agreement.
Section 6.2 Records Required by Texas Act. The Managers at the expense of the Company shall maintain in the Company's principal office in the United States all records required to be kept pursuant to the Texas Act.
Section 6.3 Books and Records of Account. The Managers at the expense of the Company shall maintain for the Company adequate books and records of account.
Section 6.4 Voting Shares or Interests of Other Entities. The Chief Executive Officer or the President of the Company shall vote, or give a proxy to any other officer of the Company to vote, all shares of stock of any other corporation (or any partnership or other interest in any partnership or other enterprise) standing in the name of the Company.

ARTICLE SEVEN
MANAGEMENT OF THE COMPANY
Section 7.1 Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, one or more Managers, who shall act jointly as provided in this Agreement if more than one. Managers need not be residents of the State of Texas or Members of the Company.
Section 7.2 Powers of Manager(s).

(a)
The Manager, or Managers if more than one, shall have no power to cause the Company to do an act outside the purpose of the Company as set forth in Article Four of this Agreement. Subject to the foregoing limitation and all other limitations in this Agreement, the Managers, acting jointly if more than one, shall have full, complete and exclusive power to manage and control the Company, and shall have the authority to take any action they deem to be necessary, convenient or advisable in connection with the management of the Company, including, but not limited to, the power and authority on behalf of the Company:

i.	To expend the Company's capital and revenues and to execute and deliver all checks, drafts, endorsements and other orders for the payment of Company funds;

ii.
To elect the Officers of the Company (in accordance with Article Eleven), and to employ agents, employees, accountants, attorneys, clerical help, and such other assistance and services as may seem proper, and to pay therefor such remuneration as the Managers may deem reasonable and appropriate;

iii.
To purchase, lease, rent, or otherwise acquire or obtain the use of office space, office equipment, materials, supplies, and all other kinds and types of real or personal property, and to incur expenses for such things, services and facilities, as may be deemed necessary, convenient or advisable for carrying on the business of the Company;

iv.
To carry, at the expense of the Company, insurance of the kinds and in the amounts that the Managers deem advisable or make other arrangements for payment of losses or liabilities to protect the Company or the Members, Managers, officers, agents and employees of the Company against loss or liability;

v.
To borrow money from any Person for any Company purpose on whatever terms and conditions the Managers deem advisable, to obligate the Company to repay the borrowed money, and in connection therewith, to encumber or hypothecate Company Property as security for such repayment by mortgage, deed of trust, pledge or otherwise;

vi.
To sell, transfer, assign, dispose of, trade, exchange, quitclaim, surrender, release or abandon Company property, or any interests therein, to any Person, including the Managers or their affiliates, and in connection therewith to receive such consideration as they deem fair and in the best interests of the Company;

vii.	To sue and be sued, complain and defend in the name and on behalf of the Company;

viii.
To do all acts, take part in any proceedings, and exercise all rights and privileges as could an absolute owner of Company Property, subject to the limitations expressly stated in this Agreement and the faithful performance of the Managers' fiduciary obligations to the Company and the Members;

ix.
In the exercise of any of the foregoing powers, to negotiate, execute and perform, on any terms deemed desirable in the Managers' sole discretion, such agreements, contracts, leases, instruments and other documents as the Managers shall from time to time approve in accordance with, and subject to, the terms of this Agreement; and

x.	To take such other action and perform such other acts as the Managers deem necessary, convenient or advisable in carrying out the business of the Company.

(b)	The enumeration of powers in this Agreement shall not limit the general or implied powers of the Managers or any additional powers provided by law.

(c)	Notwithstanding the foregoing, the Managers may not cause the Company to do any of the following without the consent of the Members:

i.	Sell or issue new Interests to an existing Member or other Person;

ii.	Merge with or into another limited liability company, corporation or other entity, regardless of whether the Company is the surviving entity of such merger;

iii.	Reorganize the Company;

iv.	Take any action in contravention of this Agreement or the Certificate of Formation;

v.	Make an assignment for the benefit of creditors of the Company or file a voluntary petition under the federal Bankruptcy Code or any state insolvency law on behalf of the Company;

vi.	Confess any judgment against the Company; or

vii.	Do any act that would make it impossible to carry on the normal and ordinary business of the Company.
Section 7.3 Number; Tenure. The number of Managers and their tenure as Managers shall be as set by resolution of the Members. The Managers shall be elected at the annual meeting of Members, or a special meeting thereof, and each Manager elected shall hold office until his successor shall be elected and shall qualify. The Member hereby appoints Kimberly S. Bowers as the initial Manager.
Section 7.4 Place of Meeting. Meetings of the Managers may be held either within or outside the State of Texas, at whatever place is specified in the call of the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. The Managers may appoint from among themselves a Chairman who shall preside at meetings of the Managers.
Section 7.5 Annual Meetings. An annual meeting of the Managers shall be held each year, without other notice than this Section, at the place of, and immediately following, the annual meeting of Members; and other regular meetings of the Managers shall be held each year, at such time and place as the Managers may provide, upon notice given to each Manager at least 24 hours prior to the time of such meeting, either within or outside the State of Texas.
Section 7.6 Special Meetings. A special meeting of the Managers may be called by the Chief Executive Officer or President of the Company and shall be called by the Secretary on the written request of a majority of the Managers. The Chief Executive Officer so calling, or the Managers so requesting, any such meeting shall fix the time and any place, either within or outside the State of Texas, as the place for holding such meeting.
Section 7.7 Waiver of Notice. Attendance of a Manager at a meeting shall constitute a waiver of notice of the meeting, except where such Manager attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of a meeting also may be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting.
Section 7.8 Quorum of and Action by Managers. A majority of the number of Managers fixed by or in the manner provided in this Agreement, as from time to time amended, shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Managers, except as may be otherwise specifically provided by statute, the Certificate of Formation, or by this Agreement.
Section 7.9 Resignation and Removal. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the other Managers. Any Manager may be removed at any time, with or without cause, by the Member. Any vacancies in the Managers shall be filled by the Members.
Section 7.10 Compensation. Managers, as such, shall not be entitled to any stated salary for their services unless voted by the Members, but by resolution of the Managers, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers or any meeting of a committee of Managers. No provision of this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.
Section 7.11 Action by Written Consent. Any action that may be taken at a meeting of the Managers or any committee of the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of those Persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of the Managers or such committee at a meeting duly called and held. No notice shall be required in connection with the use of a written consent pursuant to this Section.
ARTICLE EIGHT
COMMITTEE OF MANAGERS
Section 8.1 Designation, Powers and Name. The Managers may, by resolution passed by a Majority-in-Interest of the Members, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the Managers of the Company. The committee shall have and may exercise such of the powers of the Managers in the management of the business and affairs of the Company as may be provided in such resolution. The Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Manager to act at the meeting in the place of any such absent or disqualified Manager. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Managers.
Section 8.2 Executive Committee. The Executive Committee (if such Committee is created by the Managers), during intervals between meetings of the Managers and while the Managers are not in session, shall have and exercise all the powers and authority of the Managers in the management of the business and affairs of the Company, including (except as otherwise limited by statute, the Certificate of Formation or this Agreement) the power and authority to appoint officers and agents of the Company, to approve guarantees, leases, contracts, notes, bonds and other evidences of indebtedness, to approve commitments for expenditures subject to such expenditure approval authority limits as the Managers may from time to time establish. In the absence of the appointment of a Nominating Committee, the Executive Committee may also review possible manager candidates, including manager recommendations properly presented by Members, and recommend to the Managers individuals suited for election as managers. The Executive Committee may recommend the establishment of committees of the Managers and review and recommend annually to the Managers the slate of manager nominees for election by the Company's members. The Executive Committee may also review the qualifications of the Company's commercial and investment bankers, review relations with the Company's creditors, security holders and investment bankers and recommend changes to the capital structure of the Company.
Section 8.3 Minutes. Each committee of Managers shall keep regular minutes of its proceedings and report the same to the Managers when required.
Section 8.4 Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Managers shall so determine.
ARTICLE NINE
RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS
Section 9.1 Liability to Third Parties. No Member (including any Member who is a Manager) shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court, by reason of being a Member of the Company.
Section 9.2 Sale of New or Additional Interests. The Company shall not sell any new or additional Interests to any Member or Person without the prior consent and approval of the Members.
Section 9.3 Other Business. The Members may engage in or possess interests in other business ventures (unconnected with the Company) of every kind and description, independently or with others, including businesses competitive with that of the Company. Neither the Company nor any other Members shall have any rights in or to such independent ventures or the income or profits therefrom.
ARTICLE TEN
MEETINGS OF MEMBERS
Section 10.1 Place of Meetings. All meetings of the Members shall be held at such place, either within or outside the State of Texas, as may be designated from time to time by the Managers or the Members and stated in the notice of the meeting.
Section 10.2 Annual Meeting. Annual meetings of the Members shall be held on such date and at such time as shall be designated from time to time by the Managers and stated in the notice of the meeting. Any previously scheduled annual meeting of the Members may be postponed by resolution of the Managers upon notice given prior to the date previously scheduled for such annual meeting of Members.
Section 10.3 Special Meeting. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation, may be called only by the Chief Executive Officer or the President of the Company, or by the Managers or by written order of a majority of the Managers and shall be called by the Chief Executive Officer or President upon the written request of a Majority-in-Interest of the Members issued and outstanding and entitled to vote with respect to the business proposed to be conducted at such meeting. Such request shall state the purposes of the proposed meeting. The Chief Executive Officer, President or Managers so calling, or the Members so requesting any such meeting shall fix the time and any place, either within or outside the State of Texas, as the place for holding such meeting. Any previously scheduled special meeting of the Members may be postponed by resolution of the Managers upon notice given prior to the date previously scheduled for such special meeting of Members.
Section 10.4 Notice of Meeting. Written notice of the annual, and each special meeting of Members, stating the time, place and purpose or purposes thereof, shall be given to each Member entitled to vote thereat, not less than 10 nor more than 60 days before the date fixed for such meeting.
Section 10.5 Waiver of Notice. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of a meeting also may be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting.
Section 10.6 Voting.

(a)
Except as otherwise provided by law or by the Certificate of Formation or by this Agreement, at any meeting of Members, the presence in person or by proxy of a Majority-in-Interest of the Members shall constitute a quorum for the transaction of business as to that subject matter, and all questions with respect to a subject matter, shall be decided by vote of a Majority-in-Interest of the Members. If more than one, each Member's percentage voting power at a meeting shall be in proportion to its percentage Interest. The Members present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum. Notwithstanding the other provisions of the Certificate of Formation or this Agreement, the presiding officer of any meeting or holders of a majority of the Interests entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present and represented. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

(b)
Every Member having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Member, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Company before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the Interests as he is of the proxies representing such Interests.

Section 10.7 Fixing Record Date. The Managers may fix in advance a date, not exceeding 60 days preceding the date of any meeting of Members, or the date for payment of any distribution, or a date in connection with obtaining a consent, as a record date for the determination of the Members entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case such Members and only such Members as shall be Members of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such distribution, or to give such consent, as the case may be, notwithstanding any transfer of any Interests on the books of the Company after any such record date fixed as aforesaid.
Section 10.8 Action by Written Consent. Whenever the vote of Members at a meeting thereof is required or permitted to be taken for or in connection with any action by any provision of the statutes, the meeting and vote of Members may be dispensed with if all the Members who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such action being taken; or on the written consent of the holders of Interests having not less than the minimum percentage of the vote required by statute for the proposed action, and provided that prompt notice must be given to all Members of the taking of action without a meeting and by less than unanimous written consent.
Section 10.9 Voting of Interests of Certain Holders. Any other corporation owning Interests in this Company may vote the same by its Chief Executive Officer or President or by proxy appointed by him, unless some other person shall be appointed to vote such Interests by resolution of the Board of Directors of such Member corporation. A partnership holding Interests may vote such Interests by any general partner or by proxy appointed by any general partner. Interests standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Interests standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote Interests into the name of such fiduciary. Interests standing in the name of a receiver may be voted by such receiver. A Member whose Interests are pledged shall be entitled to vote such Interests, unless in the transfer by the pledgor on the books of the Company, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the Interests and vote thereon.
ARTICLE ELEVEN
OFFICERS
Section 11.1 The officers of the Company shall consist of any of the following as the Managers may elect or appoint from time to time: a Chief Executive Officer, a President, a Secretary, a Treasurer, and one or more Vice Presidents, which may be designated as Executive Vice Presidents or Senior Vice Presidents. The Managers may appoint such other officers and agents, including a General Counsel, Chief Legal Officer, a Chief Financial Officer and such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as they shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Managers. Any two or more offices may be held by the same person.
Section 11.2 The officers of the Company shall be elected annually by the Managers at a regular meeting of the Managers held immediately prior to, or immediately following, the annual meeting of Members, or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal.
Section 11.3 Any officer or agent elected or appointed by the Managers or the Executive Committee may be removed without cause by the Managers whenever, in their judgment, the best interests of the Company shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 11.4 Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise, may be filled by the Managers for the unexpired portion of the term.
Section 11.5 The salaries of all officers and agents of the Company shall be fixed by the Managers or pursuant to their direction; and no officer shall be prevented from receiving such salary by reason of his also being a Manager.
Section 11.6 The Chief Executive Officer, the President and any Vice President (including any Executive Vice President or Senior Vice President) shall have authority to sign any deeds, bonds, mortgages, guarantees, indemnities, contracts, checks, notes, drafts or other instruments authorized to be executed by the Managers or any duly authorized committee thereof.
Section 11.7 The Chief Executive Officer, if one is elected or appointed as provided in this Agreement, shall serve as general manager of the business and affairs of the Company and shall report directly to the Managers, with all other officers, officials, employees and agents reporting directly or indirectly to him. The Chief Executive Officer shall preside at all meetings of the Members. The Chief Executive Officer shall also preside at all meetings of the Managers unless the Managers shall have chosen another presiding officer. The Chief Executive Officer shall formulate and submit to the Managers or the Executive Committee matters of general policy for the Company; he shall keep the Managers and Executive Committee fully informed and shall consult with them concerning the business of the Company. Subject to the supervision, approval and review of his actions by the Managers, the Chief Executive Officer shall have authority to cause the employment or appointment of and the discharge of assistant officers, employees and agents of the Company, and to fix their compensation; and to suspend for cause, pending final action by the Managers or Executive Committee, any officer subordinate to the Chief Executive Officer. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.
Section 11.8 The President shall be the chief operating officer of the Company and, subject to the control of the Managers and Chief Executive Officer, shall in general supervise and control the business operations of the Company. In the absence of the Chief Executive Officer, the President shall preside at all meetings of the Managers, and, in the absence of the Chief Executive Officer, he shall preside at all meetings of the Members of the Company, unless in either case the Managers shall have chosen another presiding officer. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning the business of the Company. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall exercise the powers and perform the duties of the Chief Executive Officer, unless such authority shall have been otherwise delegated by the Managers, Executive Committee or Chief Executive Officer to another person.
Section 11.9 The Vice Presidents shall perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.

Section 11.10 If appointed, the General Counsel or chief legal officer of the Company shall have charge of all matters of legal importance to the Company and shall keep the Managers, the Executive Committee, the Chief Executive Officer and the President advised of the character and progress of all legal proceedings and claims by and against the Company, or in which it is interested by reason of its ownership of or affiliation with other corporations or entities; when requested by the Managers, the Executive Committee, the Chief Executive Officer or the President, render his or her opinion upon any subjects of interest to the Company which may be referred to him or her; monitor activities of the Company to assure that the Company complies with the laws applicable to the Company and in general perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
Section 11.11 If appointed, the Chief Financial Officer shall be the principal financial officer of the Company and, unless the Managers shall so designate another officer, shall also be the principal accounting officer of the Company. The Chief Financial Officer shall in general supervise and control the keeping and maintaining of proper and correct accounts of the Company's assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, shares, properties and business transactions, as well as all funds, securities, evidences of indebtedness and other valuable documents of the Company. The Chief Financial Officer shall keep the Chief Executive Officer fully informed and shall consult with him or her concerning financial matters affecting the Company and shall render such reports to the Managers, the Executive Committee, the Chief Executive Officer or the President as they may request. He or she shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
Section 11.12 The Secretary shall attend, and record and have custody of, the minutes of the meetings of the Members, Managers, and committees of Managers; see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; be custodian of the records; and in general, perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
Section 11.13 The Treasurer shall have charge and custody of and be responsible for all funds of the Company; and in general, perform all the duties incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
Section 11.14 If appointed, the Controller shall have charge and supervision of and be responsible for the accounting function of the Company and, in general perform all duties incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
ARTICLE TWELVE
DISSOLUTION AND WINDING UP
Section 12.1 Events Causing Dissolution. The Company shall be dissolved upon the first of the following events to occur:

A.	The written consent of the sole Member, or two-thirds in interest of the Members if more than one, at any time to dissolve and wind up the affairs of the Company; or

B.	The occurrence of any other event that causes the dissolution of a limited liability company under the Texas Act.
Section 12.2 Winding Up. If the Company is dissolved pursuant to Section 12.1, the Company's affairs shall be wound up as soon as reasonably practicable.
Section 12.3 Distribution of Company Property and Proceeds of Sale Thereof.

A.
Order of Distribution. Upon completion of all desired sales of Company Property, and after payment of all selling costs and expenses, the proceeds of such sales, and any Company Property that is to be distributed in kind, shall be distributed to the following groups in the following order of priority:

a.
to the extent permitted by law, to satisfy Company liabilities to creditors, including Members who are creditors (other than for past due Company distributions), and the expenses of liquidation, of the Company, whether by payment or establishment of reserves;

b.	to satisfy Company obligations to Members to pay past due Company distributions; and

c.	to the sole Member, or, if there is more than one Member, to the Members in accordance with the positive balances in their respective capital accounts.

ARTICLE THIRTEEN
INDEMNIFICATION AND INSURANCE
Section 13.1 Indemnification and Advance of Expenses. The Company shall indemnify and/or advance expenses to a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a Manager or Member of the Company, or (ii) is or was serving at the request of the Company as a manager, member, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise, to the fullest extent provided by, empowered to do so by, and in accordance with the Texas Act.
Section 13.2 Insurance. The Company may purchase and maintain insurance or another arrangement on behalf of any Person who is or was a Manager or Member against any liability asserted against him or incurred by him in such a capacity or arising out of his status as such a Person, whether or not the Company would have the power to indemnify him against that liability under Section 13.1 or otherwise.
ARTICLE FOURTEEN
MISCELLANEOUS PROVISIONS
Section 14.1 Entire Agreement. This Agreement contains the entire agreement among the Members relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.
Section 14.2 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
Section 14.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.
Section 14.4 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Members as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.
Section 14.5 Amendment. Except as expressly provided herein, this Agreement may be amended by action of all the Members.
Section 14.6 Binding Effect. This Agreement shall be binding upon each Member upon adoption by the Members and Managers as evidenced by their signatures below regardless of whether any Member has executed the same or any counterpart thereof.
Section 14.7 Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Formation or this Agreement, notice is required to be given to any Manager, member of any committee or Member, such notice shall be in writing and delivered personally or mailed or sent by overnight courier service to such Manager, committee member or Member; provided that in the case of a Manager or a member of any committee, such notice may be given orally or by telephone or facsimile. If mailed, notice to a Manager, member of a committee or Member shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a Member, to the Member at the Member's address as it appears on the records of the Company, or, in the case of a Manager, or a member of a committee, to such person at his business address.
Section 14.8 Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Formation or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

[Signature Page to Big Diamond Number 1, LLC Limited Liability Company Agreement]
IN WITNESS WHEREOF, the Member of the Company has evidenced the adoption of this Agreement by its signature below, such adoption to be effective as of the date first above written.
SOLE MEMBER:
BIG DIAMOND, LLC

By: /s/ Kimberly S. Bowers
Kimberly S. Bowers
Chief Executive Officer and President

Exhibit 3.8
BIG DIAMOND NUMBER 1, LLC
a Texas limited liability company

Limited Liability Company Agreement
Date: April 29, 2013
This Limited Liability Company Agreement (the “Agreement”) of BIG DIAMOND NUMBER 1, LLC, a Texas limited liability company, is adopted effective as of 12:15 p.m. Eastern Standard Time on the date set forth above by the undersigned, being the sole Member of the Company.
ARTICLE ONE
DEFINED TERMS
The capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.
Agreement. This Agreement as originally executed and as subsequently amended from time to time.
Bankruptcy. Bankruptcy under the federal Bankruptcy Code or insolvency under any state insolvency act.
Business Day. Any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. §6103(a), as may be amended from time to time.
Certificate of Formation. The Certificate of Formation of the Company described in Section 2.1 of this Agreement, as may be amended from time to time.
Company. Big Diamond Number 1, LLC, as such limited liability company may from time to time be constituted.
Company Property or Properties. All interests, properties and rights of any type owned by the Company, whether owned by the Company at the date of its formation or thereafter acquired.
Interest. The ownership interest of a Member in the Company, including the right of a Member to receive the revenues, income and loss of the Company and all management rights, voting rights or rights to consent.
Majority-in-Interest of the Members. Members holding more than 50% of the total Interests.
Managers. At any time, the Person or Persons who are then managing the business of the Company in accordance with Article Seven of this Agreement.
Members. At any time, the Person or Persons who then own Interests.
Officers. At any time, the Person or Persons who are elected as Officers of the Company in accordance with this Agreement.
Person. Any natural person, limited liability company, general partnership, limited partnership, corporation, joint venture, trust, or association.
Texas Act. The Texas Business Organizations Code, including the Texas Limited Liability Company Law (Tex. Bus. Org. Code Section 1.001, et. seq.), as it may be amended from time to time, and any successor to such Texas Act.
ARTICLE TWO
ORGANIZATION
Section 2.1     Certificate of Formation. The Certificate of Formation for the Company was filed with the Secretary of State of Texas on April 29, 2013.
Section 2.2    Qualification in Other Jurisdictions. The Managers shall have authority to cause the Company to do business in jurisdictions other than the State of Texas only if the Managers have qualified the Company to do business as a foreign limited liability company in such jurisdiction.
Section 2.3    Term. Pursuant to the Texas Act, the existence of the Company began upon the effective date of the Certificate of Formation. The Company shall exist perpetually unless sooner terminated in accordance with this Agreement.

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Section 2.4    Member. The undersigned is the sole Member of the Company as of the date this Agreement is adopted.
Section 2.5    Admission of Additional Members. Any Person may become, subject to the terms of this Agreement, an additional member in the Company by the sale by the Company of a new membership Interest for such consideration as the holders of all the outstanding Interests shall determine.
Section 2.6    Merger. The Company may merge with or into another limited liability company or other entity, or enter into an agreement to do so, subject to the requirements of the Texas Act and Section 7.2 of this Agreement.
ARTICLE THREE
NAME; REGISTERED OFFICE AND AGENT
Section 3.1    Name. The name of the Company is: Big Diamond Number 1, LLC
Section 3.2    Assumed Names. The Managers may cause the Company to do business under one or more assumed names. In connection with the use of any such assumed names, the Managers shall cause the Company to comply with the requirements of applicable law.
Section 3.3    Registered Offices and Agent. The registered office of the Company required by the Texas Act to be maintained in the State of Texas shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managers may designate from time to time in the manner provided by law.
ARTICLE FOUR
PURPOSE
The purpose of the Company is to engage in any lawful business for which a limited liability company may be formed and to engage in any other business or activity that may be incidental, proper, advisable or convenient to accomplish the foregoing purpose (including, without limitation, obtaining financing therefor) and that it is not forbidden by the law of the jurisdiction in which the Company engages in that business.
ARTICLE FIVE
OWNERSHIP OF COMPANY PROPERTY
Company Property shall be deemed to be owned by the Company as an entity, and no Member shall have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Managers may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.
ARTICLE SIX
FISCAL MATTERS; BOOKS AND RECORDS
Section 6.1    Bank Accounts; Investments. Contributions to the Company's capital, revenues and any other Company funds shall be deposited by the Managers in a bank account established in the name of the Company, or shall be invested by the Managers in furtherance of the purpose of the Company. No other funds shall be deposited into Company bank accounts or commingled with Company investments. Funds deposited in the Company's bank accounts may be withdrawn only to be invested in furtherance of the Company purpose, to pay Company debts or obligations or to be distributed to the Members pursuant to this Agreement.
Section 6.2    Records Required by Texas Act. The Managers at the expense of the Company shall maintain in the Company's principal office in the United States all records required to be kept pursuant to the Texas Act.
Section 6.3    Books and Records of Account. The Managers at the expense of the Company shall maintain for the Company adequate books and records of account.
Section 6.4    Voting Shares or Interests of Other Entities. The Chief Executive Officer or the President of the Company shall vote, or give a proxy to any other officer of the Company to vote, all shares of stock of any other corporation (or any partnership or other interest in any partnership or other enterprise) standing in the name of the Company.

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ARTICLE SEVEN
MANAGEMENT OF THE COMPANY
Section 7.1    Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, one or more Managers, who shall act jointly as provided in this Agreement if more than one. Managers need not be residents of the State of Texas or Members of the Company.
Section 7.2    Powers of Manager(s).

(a)
The Manager, or Managers if more than one, shall have no power to cause the Company to do an act outside the purpose of the Company as set forth in Article Four of this Agreement. Subject to the foregoing limitation and all other limitations in this Agreement, the Managers, acting jointly if more than one, shall have full, complete and exclusive power to manage and control the Company, and shall have the authority to take any action they deem to be necessary, convenient or advisable in connection with the management of the Company, including, but not limited to, the power and authority on behalf of the Company:

i.	To expend the Company's capital and revenues and to execute and deliver all checks, drafts, endorsements and other orders for the payment of Company funds;

ii.
To elect the Officers of the Company (in accordance with Article Eleven), and to employ agents, employees, accountants, attorneys, clerical help, and such other assistance and services as may seem proper, and to pay therefor such remuneration as the Managers may deem reasonable and appropriate;

iii.
To purchase, lease, rent, or otherwise acquire or obtain the use of office space, office equipment, materials, supplies, and all other kinds and types of real or personal property, and to incur expenses for such things, services and facilities, as may be deemed necessary, convenient or advisable for carrying on the business of the Company;

iv.
To carry, at the expense of the Company, insurance of the kinds and in the amounts that the Managers deem advisable or make other arrangements for payment of losses or liabilities to protect the Company or the Members, Managers, officers, agents and employees of the Company against loss or liability;

v.
To borrow money from any Person for any Company purpose on whatever terms and conditions the Managers deem advisable, to obligate the Company to repay the borrowed money, and in connection therewith, to encumber or hypothecate Company Property as security for such repayment by mortgage, deed of trust, pledge or otherwise;

vi.
To sell, transfer, assign, dispose of, trade, exchange, quitclaim, surrender, release or abandon Company property, or any interests therein, to any Person, including the Managers or their affiliates, and in connection therewith to receive such consideration as they deem fair and in the best interests of the Company;

vii.	To sue and be sued, complain and defend in the name and on behalf of the Company;

viii.
To do all acts, take part in any proceedings, and exercise all rights and privileges as could an absolute owner of Company Property, subject to the limitations expressly stated in this Agreement and the faithful performance of the Managers' fiduciary obligations to the Company and the Members;

ix.
In the exercise of any of the foregoing powers, to negotiate, execute and perform, on any terms deemed desirable in the Managers' sole discretion, such agreements, contracts, leases, instruments and other documents as the Managers shall from time to time approve in accordance with, and subject to, the terms of this Agreement; and

x.	To take such other action and perform such other acts as the Managers deem necessary, convenient or advisable in carrying out the business of the Company.

(b)	The enumeration of powers in this Agreement shall not limit the general or implied powers of the Managers or any additional powers provided by law.

(c)	Notwithstanding the foregoing, the Managers may not cause the Company to do any of the following without the consent of the Members:

i.	Sell or issue new Interests to an existing Member or other Person;

ii.	Merge with or into another limited liability company, corporation or other entity, regardless of whether the Company is the surviving entity of such merger;

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iii.	Reorganize the Company;

iv.	Take any action in contravention of this Agreement or the Certificate of Formation;

v.	Make an assignment for the benefit of creditors of the Company or file a voluntary petition under the federal Bankruptcy Code or any state insolvency law on behalf of the Company;

vi.	Confess any judgment against the Company; or

vii.	Do any act that would make it impossible to carry on the normal and ordinary business of the Company.
Section 7.3    Number; Tenure. The number of Managers and their tenure as Managers shall be as set by resolution of the Members. The Managers shall be elected at the annual meeting of Members, or a special meeting thereof, and each Manager elected shall hold office until his successor shall be elected and shall qualify. The Member hereby appoints Kimberly S. Bowers as the initial Manager.
Section 7.4    Place of Meeting. Meetings of the Managers may be held either within or outside the State of Texas, at whatever place is specified in the call of the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. The Managers may appoint from among themselves a Chairman who shall preside at meetings of the Managers.
Section 7.5    Annual Meetings. An annual meeting of the Managers shall be held each year, without other notice than this Section, at the place of, and immediately following, the annual meeting of Members; and other regular meetings of the Managers shall be held each year, at such time and place as the Managers may provide, upon notice given to each Manager at least 24 hours prior to the time of such meeting, either within or outside the State of Texas.
Section 7.6    Special Meetings. A special meeting of the Managers may be called by the Chief Executive Officer or President of the Company and shall be called by the Secretary on the written request of a majority of the Managers. The Chief Executive Officer so calling, or the Managers so requesting, any such meeting shall fix the time and any place, either within or outside the State of Texas, as the place for holding such meeting.
Section 7.7    Waiver of Notice. Attendance of a Manager at a meeting shall constitute a waiver of notice of the meeting, except where such Manager attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of a meeting also may be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting.
Section 7.8    Quorum of and Action by Managers. A majority of the number of Managers fixed by or in the manner provided in this Agreement, as from time to time amended, shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Managers, except as may be otherwise specifically provided by statute, the Certificate of Formation, or by this Agreement.
Section 7.9    Resignation and Removal. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the other Managers. Any Manager may be removed at any time, with or without cause, by the Member. Any vacancies in the Managers shall be filled by the Members.
Section 7.10    Compensation. Managers, as such, shall not be entitled to any stated salary for their services unless voted by the Members, but by resolution of the Managers, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers or any meeting of a committee of Managers. No provision of this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.
Section 7.11    Action by Written Consent. Any action that may be taken at a meeting of the Managers or any committee of the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of those Persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of the Managers or such committee at a meeting duly called and held. No notice shall be required in connection with the use of a written consent pursuant to this Section.
ARTICLE EIGHT
COMMITTEE OF MANAGERS
Section 8.1    Designation, Powers and Name. The Managers may, by resolution passed by a Majority-in-Interest of the Members, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee

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to consist of one or more of the Managers of the Company. The committee shall have and may exercise such of the powers of the Managers in the management of the business and affairs of the Company as may be provided in such resolution. The Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Manager to act at the meeting in the place of any such absent or disqualified Manager. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Managers.
Section 8.2    Executive Committee. The Executive Committee (if such Committee is created by the Managers), during intervals between meetings of the Managers and while the Managers are not in session, shall have and exercise all the powers and authority of the Managers in the management of the business and affairs of the Company, including (except as otherwise limited by statute, the Certificate of Formation or this Agreement) the power and authority to appoint officers and agents of the Company, to approve guarantees, leases, contracts, notes, bonds and other evidences of indebtedness, to approve commitments for expenditures subject to such expenditure approval authority limits as the Managers may from time to time establish. In the absence of the appointment of a Nominating Committee, the Executive Committee may also review possible manager candidates, including manager recommendations properly presented by Members, and recommend to the Managers individuals suited for election as managers. The Executive Committee may recommend the establishment of committees of the Managers and review and recommend annually to the Managers the slate of manager nominees for election by the Company's members. The Executive Committee may also review the qualifications of the Company's commercial and investment bankers, review relations with the Company's creditors, security holders and investment bankers and recommend changes to the capital structure of the Company.
Section 8.3    Minutes. Each committee of Managers shall keep regular minutes of its proceedings and report the same to the Managers when required.
Section 8.4    Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Managers shall so determine.
ARTICLE NINE
RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS
Section 9.1    Liability to Third Parties. No Member (including any Member who is a Manager) shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court, by reason of being a Member of the Company.
Section 9.2    Sale of New or Additional Interests. The Company shall not sell any new or additional Interests to any Member or Person without the prior consent and approval of the Members.
Section 9.3    Other Business. The Members may engage in or possess interests in other business ventures (unconnected with the Company) of every kind and description, independently or with others, including businesses competitive with that of the Company. Neither the Company nor any other Members shall have any rights in or to such independent ventures or the income or profits therefrom.
ARTICLE TEN
MEETINGS OF MEMBERS
Section 10.1    Place of Meetings. All meetings of the Members shall be held at such place, either within or outside the State of Texas, as may be designated from time to time by the Managers or the Members and stated in the notice of the meeting.
Section 10.2    Annual Meeting. Annual meetings of the Members shall be held on such date and at such time as shall be designated from time to time by the Managers and stated in the notice of the meeting. Any previously scheduled annual meeting of the Members may be postponed by resolution of the Managers upon notice given prior to the date previously scheduled for such annual meeting of Members.
Section 10.3    Special Meeting. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation, may be called only by the Chief Executive Officer or the President of the Company, or by the Managers or by written order of a majority of the Managers and shall be called by the Chief Executive Officer or President upon the written request of a Majority-in-Interest of the Members issued and outstanding and entitled to vote with respect to the business proposed to be conducted at such meeting. Such request shall state the purposes of the proposed meeting. The Chief Executive Officer, President or Managers so calling, or the Members so requesting any such meeting shall fix the time and any place, either within or outside the State of Texas, as the place for holding such meeting. Any previously scheduled special meeting

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of the Members may be postponed by resolution of the Managers upon notice given prior to the date previously scheduled for such special meeting of Members.
Section 10.4    Notice of Meeting. Written notice of the annual, and each special meeting of Members, stating the time, place and purpose or purposes thereof, shall be given to each Member entitled to vote thereat, not less than 10 nor more than 60 days before the date fixed for such meeting.
Section 10.5    Waiver of Notice. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of a meeting also may be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting.
Section 10.6    Voting.

a.
Except as otherwise provided by law or by the Certificate of Formation or by this Agreement, at any meeting of Members, the presence in person or by proxy of a Majority-in-Interest of the Members shall constitute a quorum for the transaction of business as to that subject matter, and all questions with respect to a subject matter, shall be decided by vote of a Majority-in-Interest of the Members. If more than one, each Member's percentage voting power at a meeting shall be in proportion to its percentage Interest. The Members present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum. Notwithstanding the other provisions of the Certificate of Formation or this Agreement, the presiding officer of any meeting or holders of a majority of the Interests entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present and represented. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

b.
Every Member having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Member, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Company before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the Interests as he is of the proxies representing such Interests.

Section 10.7    Fixing Record Date. The Managers may fix in advance a date, not exceeding 60 days preceding the date of any meeting of Members, or the date for payment of any distribution, or a date in connection with obtaining a consent, as a record date for the determination of the Members entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case such Members and only such Members as shall be Members of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such distribution, or to give such consent, as the case may be, notwithstanding any transfer of any Interests on the books of the Company after any such record date fixed as aforesaid.
Section 10.8    Action by Written Consent. Whenever the vote of Members at a meeting thereof is required or permitted to be taken for or in connection with any action by any provision of the statutes, the meeting and vote of Members may be dispensed with if all the Members who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such action being taken; or on the written consent of the holders of Interests having not less than the minimum percentage of the vote required by statute for the proposed action, and provided that prompt notice must be given to all Members of the taking of action without a meeting and by less than unanimous written consent.
Section 10.9    Voting of Interests of Certain Holders. Any other corporation owning Interests in this Company may vote the same by its Chief Executive Officer or President or by proxy appointed by him, unless some other person shall be appointed to vote such Interests by resolution of the Board of Directors of such Member corporation. A partnership holding Interests may vote such Interests by any general partner or by proxy appointed by any general partner. Interests standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Interests standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote Interests into the name of such fiduciary. Interests standing in the name of a receiver may be voted by such receiver. A Member whose Interests are pledged shall be entitled to vote such Interests, unless in the transfer by the pledgor

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on the books of the Company, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the Interests and vote thereon.
ARTICLE ELEVEN
OFFICERS
Section 11.1    The officers of the Company shall consist of any of the following as the Managers may elect or appoint from time to time: a Chief Executive Officer, a President, a Secretary, a Treasurer, and one or more Vice Presidents, which may be designated as Executive Vice Presidents or Senior Vice Presidents. The Managers may appoint such other officers and agents, including a General Counsel, Chief Legal Officer, a Chief Financial Officer and such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as they shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Managers. Any two or more offices may be held by the same person.
Section 11.2    The officers of the Company shall be elected annually by the Managers at a regular meeting of the Managers held immediately prior to, or immediately following, the annual meeting of Members, or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal.
Section 11.3    Any officer or agent elected or appointed by the Managers or the Executive Committee may be removed without cause by the Managers whenever, in their judgment, the best interests of the Company shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 11.4    Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise, may be filled by the Managers for the unexpired portion of the term.
Section 11.5    The salaries of all officers and agents of the Company shall be fixed by the Managers or pursuant to their direction; and no officer shall be prevented from receiving such salary by reason of his also being a Manager.
Section 11.6    The Chief Executive Officer, the President and any Vice President (including any Executive Vice President or Senior Vice President) shall have authority to sign any deeds, bonds, mortgages, guarantees, indemnities, contracts, checks, notes, drafts or other instruments authorized to be executed by the Managers or any duly authorized committee thereof.
Section 11.7    The Chief Executive Officer, if one is elected or appointed as provided in this Agreement, shall serve as general manager of the business and affairs of the Company and shall report directly to the Managers, with all other officers, officials, employees and agents reporting directly or indirectly to him. The Chief Executive Officer shall preside at all meetings of the Members. The Chief Executive Officer shall also preside at all meetings of the Managers unless the Managers shall have chosen another presiding officer. The Chief Executive Officer shall formulate and submit to the Managers or the Executive Committee matters of general policy for the Company; he shall keep the Managers and Executive Committee fully informed and shall consult with them concerning the business of the Company. Subject to the supervision, approval and review of his actions by the Managers, the Chief Executive Officer shall have authority to cause the employment or appointment of and the discharge of assistant officers, employees and agents of the Company, and to fix their compensation; and to suspend for cause, pending final action by the Managers or Executive Committee, any officer subordinate to the Chief Executive Officer. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.
Section 11.8    The President shall be the chief operating officer of the Company and, subject to the control of the Managers and Chief Executive Officer, shall in general supervise and control the business operations of the Company. In the absence of the Chief Executive Officer, the President shall preside at all meetings of the Managers, and, in the absence of the Chief Executive Officer, he shall preside at all meetings of the Members of the Company, unless in either case the Managers shall have chosen another presiding officer. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning the business of the Company. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall exercise the powers and perform the duties of the Chief Executive Officer, unless such authority shall have been otherwise delegated by the Managers, Executive Committee or Chief Executive Officer to another person.
Section 11.9    The Vice Presidents shall perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.

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Section 11.10    If appointed, the General Counsel or chief legal officer of the Company shall have charge of all matters of legal importance to the Company and shall keep the Managers, the Executive Committee, the Chief Executive Officer and the President advised of the character and progress of all legal proceedings and claims by and against the Company, or in which it is interested by reason of its ownership of or affiliation with other corporations or entities; when requested by the Managers, the Executive Committee, the Chief Executive Officer or the President, render his or her opinion upon any subjects of interest to the Company which may be referred to him or her; monitor activities of the Company to assure that the Company complies with the laws applicable to the Company and in general perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
Section 11.11    If appointed, the Chief Financial Officer shall be the principal financial officer of the Company and, unless the Managers shall so designate another officer, shall also be the principal accounting officer of the Company. The Chief Financial Officer shall in general supervise and control the keeping and maintaining of proper and correct accounts of the Company's assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, shares, properties and business transactions, as well as all funds, securities, evidences of indebtedness and other valuable documents of the Company. The Chief Financial Officer shall keep the Chief Executive Officer fully informed and shall consult with him or her concerning financial matters affecting the Company and shall render such reports to the Managers, the Executive Committee, the Chief Executive Officer or the President as they may request. He or she shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
Section 11.12    The Secretary shall attend, and record and have custody of, the minutes of the meetings of the Members, Managers, and committees of Managers; see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; be custodian of the records; and in general, perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
Section 11.13    The Treasurer shall have charge and custody of and be responsible for all funds of the Company; and in general, perform all the duties incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
Section 11.14    If appointed, the Controller shall have charge and supervision of and be responsible for the accounting function of the Company and, in general perform all duties incident to such office and such other duties as may be prescribed from time to time by the Managers, the Executive Committee, the Chief Executive Officer or the President.
ARTICLE TWELVE
DISSOLUTION AND WINDING UP
Section 12.1    Events Causing Dissolution. The Company shall be dissolved upon the first of the following events to occur:

A.	The written consent of the sole Member, or two-thirds in interest of the Members if more than one, at any time to dissolve and wind up the affairs of the Company; or

B.	The occurrence of any other event that causes the dissolution of a limited liability company under the Texas Act.
Section 12.2    Winding Up. If the Company is dissolved pursuant to Section 12.1, the Company's affairs shall be wound up as soon as reasonably practicable.
Section 12.3    Distribution of Company Property and Proceeds of Sale Thereof.

A.
Order of Distribution. Upon completion of all desired sales of Company Property, and after payment of all selling costs and expenses, the proceeds of such sales, and any Company Property that is to be distributed in kind, shall be distributed to the following groups in the following order of priority:

1.
to the extent permitted by law, to satisfy Company liabilities to creditors, including Members who are creditors (other than for past due Company distributions), and the expenses of liquidation, of the Company, whether by payment or establishment of reserves;

2.	to satisfy Company obligations to Members to pay past due Company distributions; and

3.	to the sole Member, or, if there is more than one Member, to the Members in accordance with the positive balances in their respective capital accounts.

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ARTICLE THIRTEEN
INDEMNIFICATION AND INSURANCE
Section 13.1     Indemnification and Advance of Expenses. The Company shall indemnify and/or advance expenses to a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a Manager or Member of the Company, or (ii) is or was serving at the request of the Company as a manager, member, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise, to the fullest extent provided by, empowered to do so by, and in accordance with the Texas Act.
Section 13.2     Insurance. The Company may purchase and maintain insurance or another arrangement on behalf of any Person who is or was a Manager or Member against any liability asserted against him or incurred by him in such a capacity or arising out of his status as such a Person, whether or not the Company would have the power to indemnify him against that liability under Section 13.1 or otherwise.
ARTICLE FOURTEEN
MISCELLANEOUS PROVISIONS
Section 14.1     Entire Agreement. This Agreement contains the entire agreement among the Members relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.
Section 14.2     Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.
Section 14.3     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.
Section 14.4     Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Members as expressed herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.
Section 14.5     Amendment. Except as expressly provided herein, this Agreement may be amended by action of all the Members.
Section 14.6     Binding Effect. This Agreement shall be binding upon each Member upon adoption by the Members and Managers as evidenced by their signatures below regardless of whether any Member has executed the same or any counterpart thereof.
Section 14.7     Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Formation or this Agreement, notice is required to be given to any Manager, member of any committee or Member, such notice shall be in writing and delivered personally or mailed or sent by overnight courier service to such Manager, committee member or Member; provided that in the case of a Manager or a member of any committee, such notice may be given orally or by telephone or facsimile. If mailed, notice to a Manager, member of a committee or Member shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a Member, to the Member at the Member's address as it appears on the records of the Company, or, in the case of a Manager, or a member of a committee, to such person at his business address.
Section 14.8     Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Formation or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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[Signature Page to Big Diamond Number 1, LLC Limited Liability Company Agreement]
IN WITNESS WHEREOF, the Member of the Company has evidenced the adoption of this Agreement by its signature below, such adoption to be effective as of the date first above written.
SOLE MEMBER:
BIG DIAMOND, LLC

By: /s/ Kimberly S. Bowers
Kimberly S. Bowers
Chief Executive Officer and President

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